EXHIBIT 10.3

THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS NOTE HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE.  THE RIGHTS OF ALL PARTIES TO THIS NOTE ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

LAREDO OIL, INC.

SUBORDINATED CONVERTIBLE PROMISSORY NOTE

Note No. ___	Made as of (Date)
(Amount)

For value received, LAREDO OIL, INC., a Delaware corporation (the “Company”), with principal offices at 9452 East Heritage Trail Drive; Scottsdale, Arizona 85255, hereby promises to pay to (Investor Name) (“Holder”) or its registered assigns, the principal sum of (Amount) (the “Principal Amount”), or such lesser amount as shall then equal the outstanding principal amount hereunder, together with simple interest on the unpaid principal balance at a rate equal to 10% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days from the date of this Note until the principal amount and all interest accrued thereon and all other amounts owed hereunder are paid (or converted, as provided in Section 6 hereof).  The unpaid Principal Amount, together with any then unpaid accrued interest and all other amounts owed hereunder, shall be due and payable on the earlier of (i) the closing date of the New Financing (the “Maturity Date”) or (ii) when such amounts are made automatically due and payable upon or after the occurrence of an Event of Default (as defined below) at the principal offices of the Company or by mail to the address of the registered holder of this Note in lawful money of the United States, unless this Note shall have been converted pursuant to Section 6 hereof.  Capitalized terms not otherwise defined herein shall have the meanings given to them in the Purchase Agreement (as defined below).

The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which Holder hereof, by the acceptance of this Note, agrees:

1.           DEFINITIONS.  The following definitions shall apply for all purposes of this Note:

1.1           “Change of Control” means (a) any sale or exchange of the capital stock by the shareholders of the Company in one transaction or series of related transactions where more than 50% of the outstanding voting power of the Company is acquired by a person or entity or group of related persons or entities; or (b) any reorganization, consolidation, merger or similar transaction or series of related transactions (each, a “combination transaction”) in which the Company is a constituent corporation or is a party if, as a result of such combination transaction, the voting securities of the Company that are outstanding immediately prior to the consummation of such combination transaction (other than any such securities that are held by an Acquiring Shareholder, as defined below) do not represent, or are not converted into, securities of the surviving corporation of such combination transaction (or such surviving corporation’s parent corporation if the surviving corporation is owned by the parent corporation) that, immediately after the consummation of such combination transaction, together possess at least a majority of the total voting power of all securities of such surviving corporation (or its parent corporation, if applicable) that are outstanding immediately after the consummation of such combination transaction, including securities of such surviving corporation (or its parent corporation, if applicable) that are held by the Acquiring Shareholder; or (c) a sale of all or substantially all of the assets of the Company, that is followed by the distribution of the proceeds to the Company’s shareholders.  For purposes of this Section 1.1, an “Acquiring Shareholder” means a shareholder or shareholders of the Company that (i) merges or combines with the Company in such combination transaction or (ii) owns or controls a majority of another corporation that merges or combines with the Company in such combination transaction.

1.2           “Company” means the “Company” as defined above and includes any corporation that shall succeed to or assume the obligations of the Company under this Note.

1.3           “Conversion Price” means if the Conversion Stock is the type of stock of the Company sold in the Next Financing, an amount equal to the lowest per share selling price, less 20%, of shares of that stock issued in the Next Financing.  The Conversion Price is subject to adjustment as provided herein.

1.4           “Conversion Stock” means the Company’s preferred or common stock sold in the Next Financing.  The number and character of shares of Conversion Stock are subject to adjustment as provided herein and the term “Conversion Stock” shall include stock and other securities and property at any time receivable or issuable upon conversion of this Note in accordance with its terms.

1.5           “Holder” means any person who shall at the time be the registered holder of this Note.

1.6           “Next Financing” means the Company’s next sale of its Preferred or Common Stock in one transaction or a series of related transactions for an aggregate purchase price paid to the Company of no less than $7,500,000 (including the principal amount of and accrued interest or any other amounts owing on any convertible promissory notes of the Company converted into capital stock and issued therein).

1.7           “Note” means this Subordinated Convertible Promissory Note.

1.8           “Notes” means a series of subordinated convertible promissory notes aggregating up to $300,000 in principal amount issued under the Purchase Agreement (defined below), of which this Note is one, each such note containing substantially identical terms and conditions as this Note.

2.           PURCHASE AGREEMENT.  This Note is issued pursuant to that certain Note and Warrant Purchase Agreement dated as of (Date) (the “Purchase Agreement”), by and among the Company, the original holder of this Note and certain other investors listed on the Schedule of Investors attached to the Purchase Agreement as Exhibit A, and is subject to the provisions thereof.

3.           EVENTS OF DEFAULT.  An “Event of Default” will occur if any of the following happens and such default is not cured within a five-day period after the Holder has given the Company written notice of such default:

(a)           the Company fails to make any payment when due hereunder;

(b)           the Company breaches any material obligation to the Holder under this Note; or

(c)           a receiver is appointed for any material part of the Company’s property, the Company makes an assignment for the benefit of creditors, or the Company becomes a debtor or alleged debtor in a case under the U.S. Bankruptcy Code or becomes the subject of any other bankruptcy or similar proceeding for the general adjustment of its debts.

Upon the occurrence of any Event of Default, all accrued but unpaid expenses, accrued but unpaid interest, all principal, and any other amounts outstanding under this Note shall become immediately due and payable in full without further notice or demand by the Holder.

4.           NOTES ARE PARI PASSU.  The Notes issued pursuant to the Purchase Agreement shall rank equally without preference or priority of any kind over one another, and all payments on account of principal and interest with respect to any of the Notes shall be applied ratably and proportionately on all outstanding Notes on the basis of the original principal amount of outstanding Notes.

5.           PREPAYMENT.  The Company may not prepay this Note.

6.           CONVERSION.

6.1           Conversion in Next Financing.  Unless an election to receive cash for repayment of this Note is made five days prior to the closing of the Next Financing (or the first closing in a series of closings) (the “Closing”), all principal and accrued interest and other sums then accrued under this Note shall automatically convert into shares of Conversion Stock at the Conversion Price.  Holder will deliver the original Note to the Company and will execute and deliver to the Company at the Closing such stock purchase agreement, investors’ rights agreement, co-sale agreement, voting agreement and/or other agreements as are entered into by the investors in the Next Financing generally.

6.2           Issuance of Conversion Stock.  As soon as practicable after conversion of this Note, the Company at its expense will cause to be issued in the name of and delivered to the Holder, a certificate or certificates for the number of shares of Conversion Stock to which the Holder shall be entitled upon such conversion (bearing such legends as may be required by applicable state and federal securities laws in the opinion of legal counsel of the Company, by the Company’s Articles of Incorporation or Bylaws, or by any agreement between the Company and the Holder), together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note.  Such conversion shall be deemed to have been made on the date of the Closing of the Next Financing.  No fractional shares will be issued upon conversion of this Note.  If upon any conversion of this Note (and all other Notes held by the same Investor, after aggregating all such conversions), a fraction of a share would otherwise result, then in lieu of such fractional share the Company will pay the cash value of that fractional share, calculated on the basis of the applicable Conversion Price.

6.3           Termination of Rights.  All rights with respect to this Note shall terminate upon the issuance of shares of the Conversion Stock upon conversion of this Note, whether or not this Note has been surrendered and whether or not all stock purchase, investors’ rights, co-sale, voting or other agreements have been executed and delivered by the Holder to the Company.  Notwithstanding the foregoing, Holder agrees to surrender this Note to the Company for cancellation as soon as is possible following conversion of this Note.  The Holder shall not be entitled to receive the stock certificate representing the shares of Conversion Stock to be issued upon conversion of this Note until the original of this Note is surrendered to the Company and the agreements referenced in this Section 6 have been executed and delivered to the Company.

7.           ADJUSTMENT PROVISIONS.  The number and character of shares of Conversion Stock issuable upon conversion of this Note (or any shares of stock or other securities or property at the time receivable or issuable upon conversion of this Note) and the Conversion Price therefore, are subject to adjustment upon occurrence of the following events between the date this Note is issued and the date it is converted:

7.1           Adjustment for Stock Splits and Stock Dividends.  If the conversion is made under Section 6.1 above, the Conversion Price of this Note and the number of shares of Conversion Stock issuable upon conversion of this Note (or any shares of stock or other securities at the time issuable upon conversion of this Note) shall each be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split, reclassification, or other similar event affecting the number of outstanding shares of Conversion Stock (or such other stock or securities.

7.2           Adjustment for Other Dividends and Distributions.  In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution payable with respect to the capital stock that is payable in (a) securities of the Company (other than issuances with respect to which adjustment is made under Section 7.1), or (b) assets (other than cash dividends paid or payable solely out of retained earnings), then, and in each such case, the Holder, upon conversion of this Note at any time after the consummation, effective date or record date of such event, shall receive, in addition to the shares of Conversion Stock issuable upon such exercise prior to such date, the securities or such other assets of the Company to which the Holder would have been entitled upon such date if the Holder had converted this Note immediately prior thereto (all subject to further adjustment as provided in this Note).

7.3           Adjustment for Reorganization, Consolidation, Merger.  In case of any reorganization of the Company (or of any other corporation the stock or other securities of which are at the time receivable on the conversion of this Note), after the date this Note, or in case, after such date, the Company (or any corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation and then distribute the proceeds to its shareholders, then, and in each such case, the Holder, upon the conversion of this Note (as provided in Section 6) at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the conversion of this Note prior to such consummation, the stock or other securities or property to which the Holder would have been entitled upon the consummation of such reorganization, consolidation, merger or conveyance if the Holder had converted this Note immediately prior thereto, all subject to further adjustment as provided in this Note, and the successor or purchasing corporation in such reorganization, consolidation, merger or conveyance (if other than the Company) shall duly execute and deliver to the Holder a supplement hereto acknowledging such corporation’s obligations under this Note; and in each such case, the terms of the Note shall be applicable to the shares of stock or other securities or property receivable upon the conversion of this Note after the consummation of such reorganization, consolidation, merger or conveyance.

7.4           Conversion of Stock.  In case all the authorized Conversion Stock of the Company is converted, pursuant to the Company’s Articles of Incorporation, into Common Stock or other securities or property, or the Conversion Stock otherwise ceases to exist, then, in such case, the Holder, upon conversion of this Note at any time after the date on which the Conversion Stock is so converted or ceases to exist (the “Termination Date”), shall receive, in lieu of the number of shares of Conversion Stock that would have been issuable upon such exercise immediately prior to the Termination Date (the “Former Number of Shares of Conversion Stock”), the stock and other securities and property that the Holder would have been entitled to receive upon the Termination Date if the Holder had converted this Note with respect to the Former Number of Shares of Conversion Stock immediately prior to the Termination Date (all subject to further adjustment as provided in this Note).

7.5           Notice of Adjustments.  The Company shall promptly give written notice of each adjustment or readjustment of the Conversion Price or the number of shares of Conversion Stock or other securities issuable upon conversion of this Note.  The notice shall describe the adjustment or readjustment and show in reasonable detail the facts on which the adjustment or readjustment is based.

7.6           No Change Necessary.  The form of this Note need not be changed because of any adjustment in the Conversion Price or in the number of shares of Conversion Stock issuable upon its conversion.

7.7           Reservation of Stock.  If at any time the number of shares of Conversion Stock or other securities issuable upon conversion of this Note shall not be sufficient to effect the conversion of this Note, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Conversion Stock or other securities issuable upon conversion of this Note as shall be sufficient for such purpose.

8.           NO VOTING OR OTHER RIGHTS.  Except as expressly set forth herein, this Note does not by itself entitle the Holder to any voting rights or other rights as a shareholder of the Company.  In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of the Holder, shall cause the Holder to be a shareholder of the Company for any purpose.

9.           GENERAL PROVISIONS.

9.1           Waivers.  The Company and all endorsers of this Note hereby waive notice, presentment, protest and notice of dishonor.

9.2           Attorneys’ Fees.  In the event any party is required to engage the services of any attorneys for the purpose of enforcing this Note, or any provision thereof, the prevailing party shall be entitled to recover its reasonable expenses and costs in enforcing this Note, including attorneys’ fees.

9.3           Transfer.  Neither this Note nor any rights hereunder may be assigned, conveyed or transferred, in whole or in part, without the Company’s prior written consent, which the Company may withhold in its sole discretion; provided, however, that this Note may be assigned, conveyed or transferred without the prior written consent of the Company to any person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Holder; provided, further, that such transferee executes an acknowledgement that such transferee is subject to all the terms and conditions of this Note and satisfies the Company as to compliance with State and federal securities law.  The rights and obligations of the Company and the Holder under this Note and the Purchase Agreement shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.

9.4           Governing Law.  This Note shall be governed by and construed under the internal laws of the State of Delaware.

9.5           Headings.  The headings and captions used in this Note are used only for convenience and are not to be considered in construing or interpreting this Note.  All references in this Note to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.

9.6           Notices.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (a) at the time of personal delivery, if delivery is in person; (b) one business day after deposit with an express overnight courier for United States deliveries, or two business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (c) three business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries when addressed to the party to be notified at the address indicated for such party provided on Exhibit A to the Purchase Agreement or, in the case of the Company, at 9452 East Heritage Trail Drive; Scottsdale, Arizona 85255, or at such other address as any party or the Company may designate by giving ten days’ advance written notice to all other parties.

9.7           Amendments and Waivers.  This Note and all other Notes issued under the Purchase Agreement may be amended and provisions may be waived by the Note Holders and the Company as provided in Section 6 of the Purchase Agreement.  Any amendment or waiver effected in accordance with this Section shall be binding upon each holder of any Notes at the time outstanding, each future holder of such securities, and the Company.

9.8           Severability.  If one or more provisions of this Note are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

9.9           Purchase Agreement.  This Note incorporates by reference all the terms of the Purchase Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Subordinated Convertible Promissory Note to be signed in its name as of the date first written above.

THE COMPANY LAREDO OIL, INC.
By:
Name:	Bradley E. Sparks
Title:	Chief Financial Officer

AGREED AND ACKNOWLEDGED:
THE HOLDER
By:
Name:
Title: